Exhibit 4.8

JACKSONVILLE BANCORP THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED ________ ___, 2013 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM JACKSONVILLE BANCORP, INC. AT (904) 421-3040. The Rights Offering expires at 5:00 p.m., New York Time, on _______ ___, 2013. Jacksonville Bancorp, Inc. (the “Company”) may extend the rights offering by providing notice to you as described in the Prospectus (such date and time, as it may be extended, the “Expiration Date”). NUMBER OF RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE RIGHTS CERTIFICATE NO. SEE REVERSE FOR CERTAIN DEFINITIONS INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA REGISTERED OWNER: COUNTERSIGNED AND REGISTERED REGISTRAR AND TRANSFER COMPANY (CRANFORD, NJ) TRANSFER AGENT AND REGISTRAR BY AUTHORIZED SIGNATURE SUBSCRIPTION RIGHTS CERTIFICATE Evidencing Non-Transferable Rights to Purchase Shares of Common Stock Subscription Price: $0.50 Per Share VOID IF NOT EXERCISED ON OR BEFORE THE EXPIRATION DATE Except as otherwise set forth in the Prospectus, the Company has distributed, at no charge, to each holder of record of the Company’s Common Stock, par value $0.01 per share (“Common Stock”), (each a “Record Date Shareholder”), as of 5:00 p.m., New York Time, on _______ ___, 2013 (the “Record Date”) one subscription right (“Subscription Right”) for each share of Common Stock held as of the close of business on the Record Date. Each Subscription Right entitles a Record Date Shareholder to a basic subscription privilege (the “Basic Subscription Privilege”) and an oversubscription privilege (the “Oversubscription Privilege”). The Basic Subscription Privilege gives each Record Date Shareholder the opportunity to purchase [ ] shares of Company Common Stock at a subscription price of $0.50 per share. Fractional shares of Company Common Stock resulting from the exercise of the Basic Subscription Privilege will be eliminated by rounding down to the nearest whole share. In the event that a Record Date Shareholder purchases all of the shares of Company Common Stock available pursuant to the Record Date Shareholder’s Basic Subscription Privilege, the Record Date Shareholder may also choose to exercise an Oversubscription Privilege, subject to the Company’s acceptance of such subscription, reduction or proration and other limitations as described in the Prospectus, to subscribe for a portion of any shares of Company Common Stock that are not purchased by other Record Date Shareholders through the exercise of their Basic Subscription Privileges. JACKSONVILLE BANCORP, INC. DATED: FLORIDA SEAL 1997 STATE OF PRESIDENT AND CHIEF EXECUTIVE OFFICER SECRETARY

DELIVERY OPTIONS FOR RIGHTS CERTIFICATE

DELIVERY OF THIS SUBSCRIPTION RIGHTS CERTIFICATE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY

Delivery by facsimile will not constitute valid delivery.

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

Method Of Exercise Of Rights

In order to exercise your Basic Subscription Privilege and Oversubscription Privilege, you must properly complete and sign this Rights Certificate in Section 2 below where indicated and return it to the Subscription Agent, Registrar and Transfer Company, together with payment in full for an amount equal to the subscription price multiplied by the total number of shares of Common Stock subscribed for under your Basic Subscription Privilege and Oversubscription Privilege. To be timely, the Subscription Agent must receive the properly completed and executed Rights Certificate and payment in full for the shares of Common Stock subscribed for at or before 5:00 p.m., New York Time, on _______ ____, 2013, unless such date is extended by the Company.

Full payment for the shares of Common Stock subscribed for pursuant to your Basic Subscription Privilege and Oversubscription Privilege must be made payable in United States dollars by wire transfer, personal check drawn on a U.S. bank, or certified check drawn on The Jacksonville Bank, in each case payable to "Registrar and Transfer Company." You will not be paid any interest on funds paid to the Subscription Agent regardless of whether the funds are applied to the subscription price or returned to you.

SECTION 1: EXERCISE AND SUBSCRIPTION: The number of Subscription Rights represented by this Rights Certificate and the maximum number of shares of Common Stock for which you may subscribe under your Basic Subscription Privilege are set forth on the front of this Rights Certificate. Please see "*The Rights Offering–Limitations on Amount You May Purchase*" in the Prospectus for a description of the purchase limits applicable to the Rights Offering. The undersigned hereby irrevocably exercises one or more Subscription Rights to subscribe for shares of Common Stock as indicated below, on the terms and subject to the conditions specified in the Prospectus.

Step 1 – Basic Subscription Privilege

I wish to exercise my full Basic Subscription Privilege or a portion thereof as follows:

Number of Shares of Common Stock Subscribed for under Your Basic Subscription Privilege*		Subscription Price		Payment Due under Basic Subscription Privilege
________________	X	$0.50	=	$____________

Step 2 – Oversubscription Privilege

I have exercised my full Basic Subscription Privilege and in addition to my full Basic Subscription Privilege I wish to subscribe for additional shares under my Oversubscription Privilege as follows:

Number of Shares of Common Stock Subscribed for under Your Oversubscription Privilege*		Subscription Price		Payment Due under Over-subscription Privilege
________________	X	$0.50	=	$____________

***Please note the limitations on the number of shares you may subscribe for discussed in the Prospectus.**

Step 3 – Total Shares and Total Amount Enclosed

Total Shares:		Subscription Price		Total Amount Enclosed:
________________	X	$0.50	=	$____________
Number of Shares of Common Stock Subscribed for under Basic Subscription Privilege (Step 1) plus Oversubscription Privilege (Step 2)				Total Payments Due under Basic Subscription Privilege (Step 1) plus Oversubscription Privilege (Step 2)

SECTION 2: SUBSCRIPTION AUTHORIZATION: I acknowledge that I have received the Prospectus for this offering of Subscription Rights and I hereby irrevocably subscribe for the number of shares of Common Stock indicated above on the terms and conditions set forth in the Prospectus.

Signature of Subscriber(s)

____

____

(address if different than that listed on this Rights Certificate) ______________________________

____

Telephone number (including area code) ______________________________

SECTION 3: SPECIAL ISSUANCE INSTRUCTIONS (IF YOU COMPLETE THIS SECTION, YOU MUST ALSO COMPLETE SECTIONS 4 AND 5): The Subscription Rights are not transferable in any way, except by operation of law. By executing below, you hereby represent and warrant that the person in whose name you are requesting that we issue the Common Stock is a transferee by operation of law. Evidence satisfactory to the Company that any such permitted transfer is proper must be delivered by mail, hand, express mail or overnight courier to Registrar and Transfer Company at the address specified above prior to the Expiration Date.

Complete the following ONLY if the shares of Common Stock subscribed for are to be issued in a name other than that of the registered holder.

Issue Shares to: ______________________________

Soc. Sec. #/Tax ID#: ______________________________

Address: ______________________________

____

____

SECTION 4: ACKNOWLEDGMENT (TO BE COMPLETED ONLY IF YOU COMPLETED SECTION 3. IF YOU COMPLETE THIS SECTION, YOU MUST ALSO COMPLETE SECTION 5): I/We acknowledge receipt of the Prospectus and understand that, after delivery to Registrar and Transfer Company as Subscription Agent, I/we may not modify or revoke this Rights Certificate. Under penalties of perjury, I/we certify that the information contained herein, including the social security number or taxpayer identification number given above, is correct.

The signature below must correspond with the name of the registered holder exactly as it appears on the books of the Company's transfer agent without any alteration or change whatsoever.

Signature(s) of Registered Holder: ______________________________

____

Date: ______________________________

If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print).

Name: ______________________________ Capacity: ______________

Soc. Sec. #/Tax ID #: ______________________________

Address: ______________________________ Phone: ______________

____

____

SECTION 5: GUARANTEE OF SIGNATURES (TO BE COMPLETED ONLY IF YOU COMPLETED SECTIONS 3 AND 4): All Subscription Right holders who specify special issuance or delivery instructions must have their signatures guaranteed by an Eligible Guarantor Institution, as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended.

Name of Firm: ______________________________

Authorized Signature: ______________________________

Address: ______________________ Name: ______________________

____

______________________ Title: ______________________

City, State, Zip Code: ______________________

____

Area Code and Telephone Number: ______________________________

Any questions regarding this Rights Certificate or submitting payments in the Rights Offering may be directed to Registrar and Transfer Company at (800) 368-5948 or info@rtco.com.

You are advised to review the Prospectus and the Instructions as to Use of Jacksonville Bancorp, Inc. Rights Certificates included with this Rights Certificate. Additional copies of these materials may be obtained from the Company by calling Valerie Kendall at (904) 421-3040.